                                                                      EXHIBIT 11

                         PIMCO Advisors Holdings L.P.
                   Computation of Basic Net Income Per Unit
                                  (Unaudited)

                                                                                  For The Three Months Ended
                                                                      March 31, 1999                  March 31, 1998
                                                                      --------------                  --------------
                                                                       (Dollars in thousands, except per unit amounts)
Net income                                                                $10,695                          $16,525
Less net income applicable to the General Partner                              (1)                              (2)
                                                                          -------                          -------
Net income available to the Limited Partners                              $10,694                          $16,523
                                                                          =======                          =======

Weighted average number of units outstanding                               48,712                           45,935

Basic net income per unit                                                 $  0.22                          $  0.36
                                                                          =======                          =======

                   Computation of Diluted Net Income Per Unit
                                  (Unaudited)

                                                                                  For The Three Months Ended
                                                                      March 31, 1999                  March 31, 1998
                                                                      --------------                  --------------
                                                                       (Dollars in thousands, except per unit amounts)
Net income                                                                $10,695                           $16,525
Effect on the recognized equity in earnings of the
 operating partnership resulting from the dilution
 of earnings per unit at the operating partnership                           (620)                           (1,101)
                                                                          -------                           -------
Net income after effect of dilution                                        10,075                            15,424
Less net income applicable to the General Partner                              (1)                               (2)
                                                                          -------                           -------
Diluted net income available to the Limited Partners                      $10,074                           $15,422
                                                                          =======                           =======

Weighted average number of units outstanding                               48,712                            45,935

Diluted net income per unit                                               $  0.21                           $  0.34
                                                                          =======                           =======

                                                                      EXHIBIT 11
                                                                     (continued)

                              PIMCO ADVISORS L.P.
                      COMPUTATION OF NET INCOME PER UNIT
                                  (Unaudited)


     The weighted average number of units used to compute basic and diluted net income per unit was as follows:

                                                                       For The Three Months Ended
                                                                       March 31          March 31
                                                                         1999              1998
                                                                         ----              ----
                                                                             (in thousands)
                      Basic
General Partner and Class A Limited Partner Units                      111,025            107,249

                     Diluted
General Partner and Class A Limited Partner Units                      116,007            113,445